Exhibit (h)(48)

AMENDMENT NO. 14 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and The United States Life Insurance Company in the City of New York hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 14 to the Shareholder Services Agreement be effective as of the 10th day of August, 2021.

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

By: /s/ Todd P. Solash
Name: Todd P. Solash
Title: Chief Executive Officer, Individual Retirement and Life Insurance

SUNAMERICA SERIES TRUST

By: /s/ John T. Genoy
Name: John T. Genoy
Title: President

SCHEDULE A

(as of August 10, 2021)

Portfolios of SunAmerica Series Trust

SA AB Growth Portfolio

SA AB Small & Mid Cap Value Portfolio

SA American Funds Asset Allocation Portfolio*

SA American Funds Global Growth Portfolio*

SA American Funds Growth Portfolio*

SA American Funds Growth-Income Portfolio*

SA American Funds VCP Managed Allocation Portfolio*

SA BlackRock Multi-Factor 70/30 Portfolio*

SA BlackRock VCP Global Multi Asset Portfolio*

SA Columbia Technology Portfolio

SA DFA Ultra Short Bond Portfolio

SA Emerging Market Equity Index Portfolio*

SA Federated Hermes Corporate Bond Portfolio

SA Fidelity Institutional AM® International Growth Portfolio*

SA Fidelity Institutional AM® Real Estate Portfolio

SA Fixed Income Index Portfolio*

SA Fixed Income Intermediate Index Portfolio*

SA Franklin BW U.S. Large Cap Value Portfolio

SA Franklin Small Company Value Portfolio*

SA Franklin Systematic U.S. Large Cap Value Portfolio

SA Franklin Tactical Opportunities Portfolio*

SA Franklin U.S. Equity Smart Beta Portfolio*

SA Global Index Allocation 60/40 Portfolio*

SA Global Index Allocation 75/25 Portfolio*

SA Global Index Allocation 90/10 Portfolio*

SA Goldman Sachs Global Bond Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Invesco Growth Opportunities Portfolio

SA Invesco Main Street Large Cap Portfolio

SA Janus Focused Growth Portfolio

SA JPMorgan Diversified Balanced Portfolio

SA JPMorgan Emerging Markets Portfolio

SA JPMorgan Equity-Income Portfolio

SA JPMorgan Global Equities Portfolio

SA JPMorgan MFS Core Bond Portfolio

SA JPMorgan Mid-Cap Growth Portfolio

SA Large Cap Growth Index Portfolio*

SA Large Cap Index Portfolio*

SA Large Cap Value Index Portfolio*

SA MFS Blue Chip Growth Portfolio

SA MFS Massachusetts Investors Trust Portfolio

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SA MFS Total Return Portfolio

SA Mid Cap Index Portfolio*

SA Morgan Stanley International Equities Portfolio

SA PIMCO RAE International Value Portfolio

SA PIMCO VCP Tactical Balanced Portfolio*

SA PineBridge High-Yield Bond Portfolio

SA Putnam International Growth and Income Portfolio

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price Asset Allocation Growth Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

SA VCP Dynamic Allocation Portfolio*

SA VCP Dynamic Strategy Portfolio*

SA VCP Index Allocation Portfolio*

SA Wellington Capital Appreciation Portfolio

SA Wellington Government and Quality Bond Portfolio

SA Wellington Strategic Multi-Asset Portfolio*

SA WellsCap Aggressive Growth Portfolio

* Portfolio does not have Class 2 shares.

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